UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2017

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Novelion Therapeutics Inc.
(Exact Name of Registrant as specified in its charter)

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British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.
Canada, V5T 4T5
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable
(Registrant’s name or former address, if change since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On March 15, 2017, Novelion Therapeutics Inc. (the “Company”) announced its financial results for the quarter and year ended December 31, 2016. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2017, the Board of Directors (the “Board”) of the Company, on the recommendation of the Compensation Committee, determined the 2017 corporate goals relating to the Company’s annual cash incentive bonus plan (the “Plan”) in which certain employees and executive officers of the Company are eligible to participate. All of our executive officers participate in the Plan.  None of our directors other than our Chief Executive Officer, Mary T. Szela, currently participate in the Plan.

The Plan provides cash bonuses to executive officers of the Company based 100% on the level of achievement against annual corporate goals. The amount of the cash bonus that any executive officer is eligible to receive is based on a predetermined target percentage of base salary.

The Company’s corporate goals are described below and are weighted from 0-100% in relative allocation. In determining whether the Company’s corporate goals have been achieved, the Compensation Committee may consider any factors and achievements it considers appropriate.

The following is a description and relative weighting of the 2017 corporate goals:

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Financial: Goals related to the financial performance of the Company on a consolidated basis, which represent 35% of the 2017 corporate goals; these include goals related to the Company’s consolidated 2017 revenues, expenses and cash, as well as certain efforts to realize synergies following the Company’s recent merger transaction.

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Drug Development Pipeline:  Goals related to the advancement of the Company’s drug development pipeline, which represent 40% of the 2017 corporate goals; these include goals related to the achievement of certain regulatory events, the development of strategies for certain of the Company’s or its subsidiaries’ drug products and business development goals.

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 Organizational Transformation:  Goals related to organization development and transformation, which represent 10% of the 2017 corporate goals; these include goals related to public and investor relations, retention of key employees and efforts to identify and implement cost reduction and operational efficiency strategies.

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Resolution of Critical Matters and Ongoing Compliance Activities:  Goals related to the final resolution of key litigation and investigations involving the Company’s subsidiary and the implementation of compliance-related agreements and requirements related thereto, which together represent 15% of the 2017 corporate goals.

Item 8.01.    Other Events.
The Company is filing the risk factors and legal proceedings attached hereto as Exhibit 99.2 for the purpose of updating and superseding the risk factors and legal proceedings disclosure contained in its prior public filings, including those discussed under the caption “Risk Factors” and “Legal Proceedings,” respectively, in its Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the Securities and Exchange Commission (“SEC”) on February 25, 2016 (and amended on April 29, 2016), and its subsequent Quarterly Reports on Form 10-Q.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 15, 2017.
99.2	Risk Factors and Legal Proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Benjamin Harshbarger
Name:	Benjamin Harshbarger
Title:	General Counsel

Date: March 15, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 15, 2017.
99.2	Risk Factors and Legal Proceedings.